                                                               Exhibit (a)(1)(E)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYING AGENT.-- Social security numbers have nine digits separated by two hyphens, i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to give the Paying Agent.

--------------------------------------------------------------------------------
                                 GIVE NAME AND SOCIAL
FOR THIS TYPE OF ACCOUNT:        SECURITY NUMBER OF --
--------------------------------------------------------------------------------

1.   An individual's account     The individual

2.   Two or more individuals     The actual owner of the account or, if
     (joint account)             combined funds, the first individual on the
                                 account (1)

3.   Custodian account of a      The minor (2)
     minor (Uniform Gift to
     Minors Act)

4.   a.  A revocable savings     The grantor trustee (1)
     trust account (in which
     grantor is also trustee)

     b.  Any "trust" account     The actual owner (1)
     that is not a legal or
     valid trust under State
     law

5.   Sole proprietorship         The owner (3)
     account
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 FOR THIS TYPE OF ACCOUNT:       GIVE NAME AND EMPLOYER IDENTIFICATION
                                 NUMBER OF --
--------------------------------------------------------------------------------
6.   A valid trust, estate,      The legal entity (Do not furnish the
     or pension trust            identifying number of the personal
                                 representative or trustee unless the legal
                                 entity itself is not designated in the account
                                 title.) (4)

7.   Corporate account           The corporation

8.   Religious, charitable or    The organization
     educational organization
     account

9.   Partnership account held    The partnership
     in the name of the
     business

10.  Association, club, or       The organization
     other tax-exempt
     organization

11.  A broker or registered      The broker or nominee
     nominee

12.  Account with the            The public entity
     Department of
     Agriculture in the name
     of a public entity (such
     as a State or local
     government, school
     district, or prison)
     that receives
     agricultural program
     payments
--------------------------------------------------------------------------------

(1)   List first and circle the name of the person whose number you furnish.
(2)   Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Employer Identification Number or your Social Security Number.
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                     PAGE 2


OBTAINING A NUMBER

If you don't have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

To complete Substitute Form W-9 if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.

PAYEES SPECIFICALLY EXEMPTED FROM BACKUP WITHHOLDING on ALL payments include the following:

      1.    A corporation.
      2.    A financial institution.
      3. An organization exempt from tax under Section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(F)(2).
      4.    The United States or any agency or instrumentality thereof.
      5. A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
      6. A foreign government or a political subdivision thereof, or any agency or instrumentality thereof.
      7. An international organization or any agency or instrumentality thereof.
      8. A registered dealer in securities or commodities registered in the United States or a possession of the United States.
      9.    A real estate investment trust.
      10.   A common trust fund operated by a bank under Section 584(a).
      11. An entity registered at all times during the tax year under the Investment Company Act of 1940.
      12.   A foreign central bank of issue.
      13. A future commission merchant registered with the Commodities Futures Trading Commission.
      14. A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

PAYMENTS OF DIVIDENDS AND PATRONAGE DIVIDENDS not generally subject to backup withholding include the following:

      -     Payments to nonresident aliens subject to withholding under Section
            1441.
      - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
      - Payments of patronage dividends where the amount received is not paid in money.
      -     Payments made by certain foreign organizations.
      -     Payments made to a nominee.

PAYMENTS OF INTEREST not generally subject to backup withholding include the following:

      - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if (i) this interest is $600 or more, (ii) the interest is paid in the course of the Paying Agent's trade or business, and (iii) you have not provided your correct taxpayer identification number to the Paying Agent.
      - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
      -     Payments described in Section 6049(b)(5) to nonresident aliens.
      -     Payments on tax-free covenant bonds under Section 1451.
      -     Payments made by certain foreign organizations.
      -     Payments made to a nominee.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYING AGENT. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYING AGENT.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICES--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to the Paying Agent who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The Paying Agent must be given the numbers whether or not recipients are required to file tax returns. The Paying Agent must generally withhold 30% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to the Paying Agent. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to the Paying Agent, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE STATEMENTS WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.


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